Exhibit 99.1

National CineMedia, Inc. Reports Results for Fiscal First Quarter 2014

~ Announces Quarterly Cash Dividend ~

~ Provides Second Quarter 2014 Outlook ~

Centennial, CO – May 5, 2014 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 45.8% of National CineMedia, LLC (NCM LLC), the operator of the largest in-theatre digital media network in North America, today announced consolidated results for the fiscal first quarter ended March 27, 2014.

Total revenue for the first quarter of 2014 decreased 14.6% to $70.2 million from $82.2 million for the comparable quarter last year. Excluding revenue from the Fathom Events division that was sold in December 2013, revenue decreased 4.7% from $73.7 million for the first quarter of 2013. Adjusted OIBDA decreased 22.3% to $22.6 million for the first quarter of 2014 from $29.1 million for the comparable quarter last year and Adjusted OIBDA excluding Fathom Events decreased 18.4% from $27.7 million for the first quarter of 2013. Net loss for the first quarter of 2014 was $3.1 million, or $0.05 per diluted share compared to a net loss of $1.0 million, or $0.02 per diluted share for the first quarter of 2013.

The Company announced today that its Board of Directors has authorized the Company’s regular quarterly cash dividend of $0.22 per share of common stock. The dividend will be paid on June 2, 2014, to stockholders of record on May 19, 2014. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors dependent on available cash, anticipated cash needs, overall financial condition, future prospects for earnings and cash flows as well as other relevant factors.

National CineMedia’s Chairman and CEO Kurt Hall said, “We are very excited about our announcement earlier today regarding the merger agreement with Screenvision as it will position the combined new company to be much more competitive in the expanding video and overall advertising marketplace, including the new online and mobile advertising platforms. With the investments we will be making to create one efficient national network, I am confident that we will bring more advertising revenue to our theatre circuit partners and a higher quality pre show to their patrons.”

Mr. Hall concluded, “As technology continues to empower consumers to watch programming how and when they want and view advertisements if they want, with our broader network reach and improvements we are making to our audience targeting capabilities I am confident that our theatre network will become the one place where brands are comfortable their ads are being seen.”

Revenue excluding Fathom Events, Adjusted OIBDA and Adjusted OIBDA excluding Fathom Events are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.

Supplemental Information

Integration payments due from Cinemark and AMC associated with Rave Theatres for the quarter ended March 27, 2014 and March 28, 2013, respectively, were $0.2 million and $0.2 million. The integration payments were recorded as a reduction of an intangible asset.

2014 Outlook

For the second quarter of 2014, the Company expects total revenue to be down 14% to 21% and Adjusted OIBDA is expected to be down 24% to 36% from the second quarter of 2013 (excluding the results of Fathom Events from 2013). The Company expects total revenue in the range of $92.0 million to $100.0 million during the second quarter of 2014, compared to total revenue excluding Fathom for the second quarter of 2013 of $116.9 million and Adjusted OIBDA in the range of $42.0 million to $50.0 million during the second quarter of 2014 compared to Adjusted OIBDA excluding Fathom for the second quarter of 2013 of $65.4 million.

The Company is withdrawing prior financial guidance for the full year 2014 while it assesses the impact of the planned merger with Screenvision that was announced earlier today.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties May 5, 2014 at 5:00 P.M. Eastern time. The live call can be accessed by dialing 1-877-407-9039 or for international participants 1-201-689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 19, 2014, by dialing 1-877-870-5176 or for international participants 1-858-384-5517, and entering conference ID 13580345.

About National CineMedia, Inc.

National CineMedia (NCM) operates NCM Media Networks, a leading integrated media company reaching U.S. consumers in movie theaters, online and through mobile technology. NCM presents cinema advertising across the nation’s largest digital in-theater network, comprised of theaters owned by AMC Entertainment Inc. (NYSE: AMC), Cinemark Holdings, Inc. (NYSE: CNK), Regal Entertainment Group (NYSE: RGC) and other leading regional theater circuits. NCM’s theater advertising network covers 183 Designated Market Areas® (49 of the top 50) and includes over 19,800 screens (approximately 19,000 connected to our Digital Content Network). During 2013, approximately 710 million patrons (on an annualized basis) attended movies shown in theaters in which NCM currently has exclusive cinema advertising agreements in place. NCM Digital offers 360-degree integrated marketing opportunities in combination with cinema, encompassing 48 entertainment-related websites, online solutions and mobile applications. National CineMedia, Inc. (NASDAQ: NCMI) owns a 45.8% interest in and is the managing member of National CineMedia LLC. For more information, visit www.ncm.com. (NCMI-F)

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance for second quarter, the dividend policy and the acquisition of Screenvision. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future noncash impairments of intangible and fixed assets; amounts related to litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances, and 11) receipt of regulatory approval and satisfaction of other conditions for the acquisition of Screenvision to close and the Company’s ability to timely and successfully integrate Screenvision’s operations into those of NCM LLC. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 26, 2013, for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
David Oddo	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended
	March 27, 2014	March 28, 2013
REVENUE:
Advertising (including revenue from founding members of $9.5 and 8.9, respectively)	$70.2	$73.7
Fathom Events	—	8.5

Total	70.2	82.2

OPERATING EXPENSES:
Advertising operating costs (including $0.5 and $0.6 to related parties, respectively)	5.0	5.7
Fathom Events operating costs (including $0.0 and $0.9 to founding members, respectively)	—	5.8
Network costs	4.6	5.0
Theatre access fees—founding members	17.4	15.6
Selling and marketing costs (including $0.2 and $0.2 to founding members, respectively)	15.0	15.4
Administrative and other costs	7.6	7.7
Depreciation and amortization	7.8	5.4

Total	57.4	60.6

OPERATING INCOME	12.8	21.6

NON-OPERATING EXPENSES:
Interest on borrowings	13.1	13.3
Interest income (including $0.3 and $0.0 from founding members, respectively)	(0.4)	(0.1)
Accretion of interest on the discounted payable to founding members under tax receivable agreement	3.8	3.4
Amortization of terminated derivatives	2.5	2.5
Other non-operating expense	0.1	—

Total	19.1	19.1

(LOSS) INCOME BEFORE INCOME TAXES	(6.3)	2.5

Income tax (benefit) expense	(1.7)	0.6

CONSOLIDATED NET (LOSS) INCOME	(4.6)	1.9
Less: Net (loss) income attributable to noncontrolling interests	(1.5)	2.9

NET LOSS ATTRIBUTABLE TO NCM, INC.	$(3.1)	$(1.0)

EARNINGS/(LOSS) PER SHARE:
Basic	$(0.05)	$(0.02)
Diluted	$(0.05)	$(0.02)

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited ($ in millions)

	As of
	March 27, 2014	December 26, 2013
Cash, cash equivalents and marketable securities	$78.8	$126.0
Receivables, net	85.4	120.4
Property and equipment, net	24.9	25.6
Total assets	998.4	1,067.3
Borrowings	907.0	890.0
Total equity/(deficit)	(179.2)	(146.1)
Total liabilities and equity	998.4	1,067.3

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended
	March 27, 2014	March 28, 2013
Total Screens (100% Digital) at Period End (1)(6)	19,850	19,292
Founding Member Screens at Period End (2)(6)	16,472	15,478
DCN (Digital Content Network) Screens at Period End (3)(6)	19,020	18,444

	Quarter Ended
(in millions)	March 27, 2014	March 28, 2013
Total Attendance for Period (4)(6)	166.5	154.6
Founding Member Attendance for Period (5)(6)	144.0	128.8
Capital Expenditures	$2.2	$2.7

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total founding member screens.
(3)	Represents the total number of screens that are connected to the DCN.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theatres operated by the founding members.
(6)	Excludes screens and attendance associated with certain AMC Rave and Cinemark Rave theatres for all periods presented.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended
	March 27, 2014	March 28, 2013
Advertising Revenue	$70.2	$73.7
Total Revenue	$70.2	$82.2
Operating Income	$12.8	$21.6

Total Attendance (1)	166.5	154.6
Advertising Revenue / Attendee	0.422	0.477

OIBDA	$20.6	$27.0
Adjusted OIBDA	$22.6	$29.1
Adjusted OIBDA Margin	32.2%	35.4%

Loss Per Share – Basic	$(0.05)	$(0.02)
Loss Per Share – Diluted	$(0.05)	$(0.02)

(1)	Represents the total attendance within NCM LLC’s advertising network. Excludes attendance associated with certain AMC Rave and Cinemark Rave theatres for all periods presented.

(See attached tables for the non-GAAP reconciliation)

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited

OIBDA, Adjusted OIBDA and Adjusted OIBDA Margin

Operating Income Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents consolidated net income (loss) plus income tax expense, interest and other costs and depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash share based compensation costs. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. These non-GAAP financial measures are used by management to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that consolidated net income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.

The following tables reconcile consolidated net income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended
	March 27, 2014	March 28, 2013
Consolidated net (loss) income	$(4.6)	$1.9
Income tax (benefit) expense	(1.7)	0.6
Interest and other non-operating costs	19.1	19.1
Depreciation and amortization	7.8	5.4

OIBDA	20.6	27.0
Share-based compensation costs (1)	2.0	2.1

Adjusted OIBDA	$22.6	$29.1

Total revenue	$70.2	$82.2

Adjusted OIBDA margin	32.2%	35.4%

Adjusted OIBDA	$22.6	$29.1
Rave theatres integration payments	0.2	0.2

Adjusted OIBDA after integration payments	$22.8	$29.3

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Outlook (in millions)

	Quarter Ending June 26, 2014
	Low	High
Consolidated net income	$11.9	$17.9
Income tax expense	1.6	2.9
Interest and other	19.0	19.2
Depreciation and amortization	7.6	7.9

OIBDA	40.1	47.9
Share-based compensation costs (1)	1.9	2.1

Adjusted OIBDA	42.0	50.0

Total revenue	$92.0	$100.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Revenue and Adjusted OIBDA excluding Fathom Events

Revenue excluding Fathom Events and Adjusted OIBDA excluding Fathom Events are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Revenue excluding Fathom Events represents total revenue less revenue of our Fathom Events operating segment which was sold on December 26, 2013. Adjusted OIBDA excluding Fathom Events represents Adjusted OIBDA (defined above) less operating income of our Fathom Events operating segment. These non-GAAP financial measures are used to provide readers a comparison of our first quarter 2014 results and outlook for the second quarter and full year 2014 to our results in the comparable period of 2013 without the Fathom Events operating segment included. The Company believes these are important supplemental measures because they eliminate a portion of our business that was disposed of to highlight trends in its ongoing business that may not otherwise be apparent when relying solely on GAAP financial measures. Revenue excluding Fathom Events and Adjusted OIBDA excluding Fathom Events should not be regarded as an alternative to revenue, operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that revenue and consolidated net income are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles total revenue to revenue excluding Fathom Events for the periods presented (dollars in millions):

	Quarter Ended	Quarter Ended	Year Ended
	March 28, 2013	June 27, 2013	December 26, 2013
Revenue	$82.2	$122.8	$462.8
Fathom Events revenue	(8.5)	(5.9)	(36.5)

Revenue excluding Fathom Events	$73.7	$116.9	$426.3

The following table reconciles consolidated net income to Adjusted OIBDA excluding Fathom Events for the periods presented (dollars in millions):

	Quarter Ended	Quarter Ended	Year Ended
	March 28, 2013	June 27, 2013	December 26, 2013
Consolidated net income	$1.9	$32.0	$129.8
Income tax expense	0.6	6.0	20.2
Interest and other non-operating costs	19.1	20.0	52.0
Depreciation and amortization	5.4	6.2	26.6
Fathom operating income	(1.4)	(0.8)	(6.5)
Share-based compensation costs (1)	2.1	2.0	5.9

Adjusted OIBDA excluding Fathom Events	$27.7	$65.4	$228.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.